EXHIBIT 10.4
ASSOCIATED ESTATES REALTY CORPORATION
1 AEC Parkway
Richmond Heights, Ohio 44143
(216) 261-5000

December 26, 2014

Executive Compensation Committee
of the Board of Directors
Associated Estates Realty Corporation
1 AEC Parkway
Richmond Heights, Ohio 44143

Re:    Terry Monson v. Jeffrey Friedman et at., Case No. 14 cv 01477-LW (the "Shareholder Suit")
Notice of Voluntary Surrender of Vested Stock Options

Gentlemen:

To facilitate a settlement of the Shareholder Suit, I agreed to voluntarily surrender, relinquish and forfeit 63,714 (the "Forfeited Options") of the 125,000 stock options granted to me on February 15, 2012 (the "2012 Option Grant"). Certain of the options I received in the 2012 Option Grant have vested (in an amount that exceeds the number of Forfeited Options), while other options remain unvested. The Forfeited Options shall be comprised entirely of vested options. Based on the foregoing, I hereby voluntarily surrender, relinquish and forfeit the Forfeited Options.

Please acknowledge the Committee's agreement with the following terms by signing and returning a copy of this letter:

1.    The Forfeited Options are hereby forfeited and canceled pursuant to Section 3(B) of that certain Associated Estates Realty Corporation Equity-Based Award Plan (the "2011Equity Plan").

2.    The Forfeited Options shall consist entirely of vested options pursuant to Section S(B}(3) of the 2011 Equity Plan.

3.    This letter constitutes an amendment to the Award Agreement evidencing the 2012 Option Grant.

Sincerely,
Jeffrey I. Friedman

READ, ACKNOWLEDGED,AND AGREED TO AS OF DECEMBER 26, 2014:

/s/ Richard T. Schwarz, Chair
Richard T. Schwarz, Chair
Executive Compensation Committee of the Board of Directors
Associated Estates Realty Corporation